Exhibit 10.2

FORM OF INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT between ZALE CORPORATION, a Delaware corporation (the “Corporation”), and                                   (the “Indemnitee”).

W I T N E S S E T H:

WHEREAS, it is essential to the Corporation to attract and retain as directors the most capable persons available;

WHEREAS, the Indemnitee has served as or the Corporation has requested that the Indemnitee become a member of the Board of Directors of the Corporation and the Indemnitee has served or agreed so to serve in part upon the basis of the indemnification and other agreements provided for and referred to in this Agreement;

WHEREAS, both the Corporation and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today’s environment;

WHEREAS, the Corporation’s Restated Certificate of Incorporation requires the Corporation to indemnify its directors as set forth therein and expressly authorizes the Corporation to enter into agreements with its directors for the purpose of providing for such indemnification, and the Indemnitee has served or agreed to serve as a director of the Corporation in part in reliance on such provisions;

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s commencement of or  continued service to the Corporation in an effective manner, the difficulty of finding adequate director and officer liability insurance coverage and the Indemnitee’s reliance on the aforesaid provisions in the Corporation’s Restated Certificate of Incorporation, and, in part to provide the Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions of the Restated Certificate of Incorporation, future financial difficulties of the Corporation, any change in the composition of the Corporation’s board of directors or the occurrence of any acquisition transaction relating to the Corporation);

WHEREAS, the Corporation wishes to provide in this Agreement for the effective indemnification of and the advancing of expenses to the Indemnitee as set forth in this Agreement; and

WHEREAS, the Indemnitee may have certain rights to indemnification provided by one or more shareholder (the “Alternative Indemnitors”) which Indemnitee and the Alternative Indemnitors intend to be secondary to the primary obligation of the Corporation to indemnify Indemnitee as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the Indemnitee agreeing to serve or serving the Corporation directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Indemnification

a.                                       Agreement to Indemnify. Subject to Section 3 hereof, the Corporation shall indemnify the Indemnitee to the full extent permitted by law against expenses (including attorneys’ and other professionals’ fees and other out- of-pocket expenses), judgments, appeal bonds, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (“Proceeding”) in which the Indemnitee was or is or is threatened to be made a party or in which the Indemnitee testifies by reason of (i) the fact that the Indemnitee is or was a director, officer, employee or agent at any time or is or was at any time serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and (ii) any acts or omissions by the Indemnitee in such capacity, so long as the Indemnitee acted or omitted to act in good faith and in a manner that the Indemnitee (x) reasonably believed to be in or not opposed to the best interests of the Corporation and (y) with respect to any criminal action or proceeding, had reasonable cause to believe was lawful; provided, however, that if a court of competent jurisdiction, after exhaustion of all appeals there from, adjudges the Indemnitee to be liable to the Corporation for any amount or if the Indemnitee pays an amount in settlement to the Corporation, the Corporation may indemnify the Indemnitee for such amount only with the approval of such court. The expenses indemnified hereunder shall include any out of pocket expenses incurred by Indemnitee in connection with any action, suit or proceeding to enforce the right of indemnification under this Agreement.

b.                                      Primacy of the Corporation’s Indemnification Obligation.  The Corporation acknowledges that the Indemnitee may have certain rights to indemnification provided by the Alternative Indemnitors.  The Corporation agrees that (i) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Alternative Indemnitors to provide indemnification to the Indemnitee are secondary), (ii) it shall be liable for the full amount of expenses (including attorneys’ and other professionals’ fees and other out- of-pocket expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any Proceeding, without regard to any rights Indemnitee may have against the Alternative Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Alternative Indemnitors from any and all claims against the Alternative Indemnitors for contribution, subrogation or any other recovery of any kind.

c.                                       Exclusions. The Corporation shall not be liable under this Agreement to make any payment to the Indemnitee:

i.                                          for which payment has previously been actually made to the  Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

ii.                                       for which payment has previously been actually made to the Indemnitee by the Corporation other than pursuant to this Agreement, except in respect of any excess beyond the amount of such payment; and

iii.                                    for an accounting of profits made from the purchase or sale by the  Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law.

d.                                      Standards of Indemnification. In connection with any determination as to whether the Indemnitee is entitled to be indemnified or advanced expenses hereunder, to the maximum extent permitted by law, the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.  In connection with any action by the Indemnitee to enforce this  Agreement, to the maximum extent permitted by law, neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of any action by the Indemnitee under Section 5 hereof that indemnification of the claimant is proper under the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or with respect to any criminal Proceeding, had reasonable cause to believe that the conduct of the Indemnitee was unlawful.

2.                                       Indemnification Against Expenses of Successful Party.

Notwithstanding the other provisions of this Agreement, after the Indemnitee has been successful on the merits or otherwise, including the dismissal of a Proceeding without prejudice or the settlement of a Proceeding without admission of liability, in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation, in accordance with Section 145(c) of the General Corporation Law of the State of Delaware, shall indemnify the Indemnitee against all expenses (including attorneys’ and other professionals’ fees and other out-of-pocket expenses) actually and reasonably incurred by the Indemnitee in connection therewith.

3.                                       Determination of Right of Indemnification.

Any indemnification under Section 1 (unless otherwise ordered by a court) shall be made by the Corporation only following receipt of a written demand by the Indemnitee and only (x) if, in the specific case there has been no determination that indemnification of the Indemnitee is not proper in the circumstances because the Indemnitee has not met the applicable standard of conduct set forth in Section 1 or (y) if (but only if) required by Delaware law, upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the  applicable standard of conduct set forth in Section 1. Any such determination shall be made within 30 days from the date the written request of the Indemnitee is received by the Corporation either (i) by the Board of Directors by a majority vote of a quorum  consisting of directors who are not or were not parties to such Proceeding, (ii) if such a quorum is not obtainable or, even if obtainable if a quorum of disinterested directors so directs, or, if a change in control (as defined below) has occurred, by the written opinion of independent legal counsel selected by the Board of Directors of the Corporation (or if a change of control has so occurred, selected by the Indemnitee with the consent of the Corporation, which consent shall not be unreasonably withheld) or (iii) by the stockholders of the Corporation.

A “change in control” shall be deemed to have occurred if (i) any “person” (as  such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by  the stockholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly of securities of the Corporation representing 51% or more of the total voting power represented by the Corporation’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Corporation and any new director whose election by the board of directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of  complete liquidation and dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets; provided, however, that any transaction that would otherwise be a change in control under clause (iii) hereof which is approved and recommended in advance by the Corporation’s board of directors shall not be deemed a change in control. For purpose of the definition of change in control, the term “Voting Securities” shall mean any securities of the Corporation which vote generally in the election of directors.

The term “independent legal counsel” as used herein, means a law firm, an attorney or a member of a law firm that is experienced in matters of corporate law and neither at the time of engagement is, nor at any time during the five years preceding the  date of the engagement by the Indemnitee has been, retained to represent (i) either the Corporation or the Indemnitee in any matter material to either party or (ii) any other party to a Proceeding giving rise to a claim for indemnification hereunder. The term “independent legal counsel” shall not include any person who, under the applicable standards of professional conduct prevailing at the time of the representation, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under the provisions of the Corporation’s Restated Certificate of Incorporation, Bylaws or any agreement upon which the Indemnitee relies to establish the Indemnitee’s right to indemnification or advancement of expenses.

The Corporation agrees to pay the reasonable fees of the independent legal counsel and to indemnify fully such independent legal counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of such independent legal counsel pursuant hereto.

4.                                       Advancement of Expenses; Control of Defense; Counsel Costs; Settlement.

a.                                       Advancement of Expenses.  Expenses (including attorneys’ fees) incurred by the Indemnitee in defending any Proceeding shall be paid by the Corporation upon written request of the Indemnitee in advance of the final disposition of such Proceeding if the Corporation has received an undertaking by or on behalf of the Indemnitee, in substantially the form attached hereto as Annex A. The obligation of the Corporation to advance expenses pursuant to this Section 4(a) shall be subject to the condition that if, when and to the extent a determination is made as provided under Section 3 hereof that the Indemnitee would not be permitted  to be indemnified as provided therein, then the Corporation shall be entitled to be reimbursed by the Indemnitee as provided in Annex A for all amounts theretofore paid in advance; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made pursuant to this Agreement that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Corporation for any advances hereunder until a final judicial determination is made with respect thereto as to which all appeals therefrom have been exhausted.

In any event, the obligation of the Indemnitee to reimburse the Corporation for advances shall be unsecured and no interest will be charged thereon.

b.                                      Control of Defense; Counsel Costs.  In connection with paying the expenses (including attorneys’ fees) of any Proceeding against Indemnitee under Section 4(a), the Corporation shall be entitled to elect to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, by the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation shall not be liable to Indemnitee under this Agreement for any fees of separate counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been authorized by the Corporation, or (B) Indemnitee shall have concluded that a significant issue or a conflict of interest or position between the Corporation and Indemnitee is reasonably likely, or (C) the Corporation shall not have employed counsel to assume the defense of such Proceeding within a reasonable period of time, or (D) with respect to any claim brought by or in the right of the Corporation, then in any such event the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.  The Corporation shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii)(B) above, in which case Indemnitee shall have the right to employ counsel in such Proceeding and the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation. Notwithstanding the foregoing, if at any time the Corporation fails to pay any expenses with respect to any Proceeding in accordance with Section 4(a) hereof, Indemnitee shall immediately be entitled to assume and control his own defense in such Proceeding with counsel of his own choice (by notice to the Corporation), and will have all rights to advancement of expenses and indemnification of those expenses hereunder.

If two or more persons, including the Indemnitee, may be entitled to indemnification from the Corporation as parties to any Proceeding, the Corporation may require the Indemnitee to use the same legal counsel as the other parties. The Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Indemnitee under this Agreement for the fees and expenses of separate legal counsel incurred after the notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between the Indemnitee and any of the other parties required by the Corporation to be so represented by the same legal counsel.

c.                                       Settlement.  The Corporation shall not settle any action or claim in any manner that would impose any limitation, obligation or unindemnified payment on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.

5.                                       Procedure for Making Demand.

a.                                       Payments for any indemnification to which the Indemnitee is entitled pursuant to Section 1 hereof shall be made by the Corporation no later than 30 days after the receipt of a written demand made by the Indemnitee as provided in Section 3 hereof.

b.                                      Payments of expenses to which the Indemnitee is entitled pursuant to Section 2 hereof shall be made by the Corporation no later than ten days after receipt by the Corporation of the written demand for payment from the Indemnitee.

c.                                       Advancement of expenses to the extent provided by Section 4(a) hereof shall be made by the Corporation no later than 30 days after receipt by the Corporation of the written undertaking referred to in Section 4(a) hereof.

d.                                      The right to indemnification or advances hereunder shall be enforceable by each Indemnitee in any court of competent jurisdiction if the Board of Directors, independent legal counsel or stockholders improperly denies the claim, in whole or in part or if indemnification or advancement of expenses is not made within the time specified herein. In any such event, or if there has been no determination under Section 3, the Indemnitee shall have the right to commence litigation in any such court in the States of Delaware or Texas or the state(s) of director’s residence or employment, having subject matter jurisdiction thereof, and in which venue is proper, seeking an initial determination by the court or challenging any such determination under this Agreement or any aspect thereof, and the Corporation hereby consents to service of process and to appear in any such proceeding. Any determination as to the right to indemnification, including expense reimbursement, hereunder shall otherwise be conclusive and binding on the Corporation and the Indemnitee.

e.                                       The Corporation shall indemnify the Indemnitee against any and all expenses (including attorneys’ and other professionals’ fees and other out-of-pocket expenses) and, if requested by the Indemnitee, shall, within ten days of such request, advance such expenses to Director which are incurred by the Indemnitee in connection with any claim asserted against or action brought by the Indemnitee for (i) indemnification hereunder or advance payment of expenses by the Corporation under this Agreement (or the Corporation’s Restated Certificate of Incorporation or By-laws now or hereafter in effect) and/or (ii) recovery under any director and officer liability insurance policies maintained by the Corporation, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

6.                                       Subrogation.

Subject to the provisions of Section 1(b) hereof, in the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

7.                                       Effect of Changes in Law or Corporate Documents.

No change in the Corporation’s Restated Certificate of Incorporation or Bylaws or the Delaware General Corporation law subsequent to the date first above written shall have the effect of limiting or eliminating the indemnification or advances of expenses available under this Agreement as to any act, omission or capacity for which this Agreement provides indemnification or advances of expenses at the time of such act, omission or capacity. If any change after the date of this Agreement in any applicable law, statute or rule expands the power of the Corporation to indemnify the Indemnitee, such change shall be within the purview of the Indemnitee’s rights and the Corporation’s obligations under this Agreement. If any change in applicable law, statute or rule narrows the right of the Corporation to indemnify the Indemnitee, such change, except to the extent otherwise required by law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights or obligations hereunder.

8.                                       Definition of “Corporation.”

For purposes of this Agreement, references to “the Corporation” shall include, in  addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director of such constituent corporation after the Effective Date or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise after the Effective Date, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

9.             Partial lndemnity.

If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines and amounts paid in settlement but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

10.           Successors.

The indemnification and advancement of expenses and other rights granted and obligations undertaken pursuant to this Agreement shall continue after the Indemnitee has ceased to be a director, officer, employee or agent as referred to in clause (i) of Section 1 (a) hereof and shall be binding upon the successors and assigns of the Corporation and shall inure to the benefit of the heirs, executors, administrators and legal representatives of the Indemnitee and the Corporation.

11.           Contract Rights Not Exclusive.

The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which the Indemnitee may have or may hereafter acquire under any statute, the Restated Certificate of Incorporation or Bylaws of the Corporation, any agreement by the vote of stockholders or disinterested directors of the Corporation or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office. The rights granted in this Agreement supersede any similar right granted under any previous Agreement between the Corporation and the Indemnitee with respect to the subject matter hereof.

12.                                 Directors’ and Officers’ Liability Insurance.

a.                                       Maintaining Insurance Coverage.  The Corporation shall use commercially reasonable efforts to obtain and maintain on an ongoing basis a policy or policies of insurance on commercially reasonable terms with reputable insurance companies (with an A.M. Best rating of “A” or better) providing liability insurance for directors and officers, including Indemnitee, in respect of acts or omissions occurring while serving in such capacity, whether or not the Corporation would have the power to indemnify Indemnitee against the liability under this Agreement, and to ensure the Corporation’s performance of its indemnification obligations under this Agreement, on terms with respect to coverage and amount. To the extent that the Corporation maintains a policy or policies of insurance pursuant to this Section 12(a), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director or officer under such policy or policies. Such insurance policy shall have coverage terms and policy limitations at least as favorable to the Indemnitee as any insurance policy for any other officer or director.

b.                                      Evidence of Coverage. Upon request by Indemnitee, the Corporation shall provide copies of any and all directors’ and officers’ liability insurance policies obtained and maintained in accordance with Section 12(a) of this Agreement. The Corporation shall notify Indemnitee of any significant changes in the Corporation’s directors’ and officers’ liability insurance coverage.

c.                                       Notice to Insurers.  At the time of the receipt of any notice of any Proceeding, the Corporation shall give prompt notice of the commencement of such Proceeding to the directors’ and officers’ liability insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or appropriate action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of such insurers to pay any such amount shall not affect or impair the obligations of the Corporation under this Agreement.

13.                                 The Indemnitee’s Obligations.

The Indemnitee shall promptly advise the Corporation in writing of the institution of any Proceeding that is or may be subject to this Agreement and keep the Corporation generally informed of and consult with the Corporation with respect to, the status and defense of any such Proceeding.

14.                                 Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or part, the parties agree that, in such event, the

Corporation shall contribute to the payment of Indemnitee’s expenses (including attorneys’ and other professionals’ fees and other out- of-pocket expenses), judgments, fines and amounts paid in settlement in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements or otherwise. The Corporation and Indemnitee agree that, in the absence of personal enrichment of Indemnitee, or acts of intentional fraud or dishonest or criminal conduct on the part of Indemnitee, it would not be just and equitable for Indemnitee to contribute to the payment of such expenses, judgments, fines and amounts paid in settlement arising out of a Proceeding in an amount greater than: (i) in a case where Indemnitee is a director of the Corporation but not an officer, the amount of fees paid to Indemnitee for serving as a director during the 12 months preceding the commencement of such Proceeding; or (ii) in a case where Indemnitee is a director of the Corporation and is an officer, the amount set forth in clause (i) plus 5 percent of the aggregate cash compensation paid to Indemnitee for serving as such officer during the 12 months preceding the commencement of such Proceeding. The Corporation shall contribute to the payment of expenses, judgments, fines and amounts paid in settlement covered hereby to the extent not payable by Indemnitee pursuant to the contribution provisions set forth in the preceding sentence.

15.                                 Severability.

If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, such prohibition shall not affect the validity of the remaining provisions of this Agreement.

16.                                 Modification and Waiver.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.

17.                                 Headings.

The descriptive headings of the Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the  provisions hereof.

18.                                 Notices.

Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Corporation or the Indemnitee by the other party hereto shall be sufficient for every purpose hereunder if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) as follows:

If to the Corporation, to it at:

Zale Corporation

Attn: General Counsel

901 West Walnut Hill Lane

Irving, Texas 75038-1003

Telecopy No.: (972) 580-4934

or

If to the Indemnitee, to him at Indemnitee’s address or telecopy number as reflected in the records of the Corporation.

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section. All such communications shall, when so telecopied or delivered by hand, be effective when telecopied with confirmation of receipt or received by the addressee, respectively. Any party that telecopies any communication hereunder to the other party shall, on the same date as such telecopy is transmitted, also send, by first class mail, postage prepaid and addressed to such party as specified above, an original copy of the communication so transmitted.

19.                                 Choice of Law.

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the          day of                 , 20    .

ZALE CORPORATION

By: Hilary Molay
Senior Vice President, General Counsel &
Corporate Secretary

THE INDEMNITEE

ANNEX A

UNDERTAKING AGREEMENT

AGREEMENT between Zale Corporation, a Delaware corporation (the “Corporation”), and                           , a member of the Board of Directors of the Corporation (the “Indemnitee”).

WHEREAS, the Indemnitee has become involved in investigations, claims, actions, suits or proceedings (collectively, “Proceedings”) which have arisen as a result of the Indemnitee’s service to the Corporation;

WHEREAS, the Indemnitee desires that the Corporation pay any and all expenses (including, but not limited to, attorneys’ fees and court costs) actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in defending or investigating any such Proceedings and that such payment be made in advance of the final disposition of such Proceedings to the extent that the Indemnitee has not been previously reimbursed by insurance;

WHEREAS, the Corporation is willing to make such payments but, in accordance with Section 145 of the General Corporation Law of the State of Delaware, the Corporation may make such payments only if it receives an undertaking to repay from the Indemnitee; and

WHEREAS, the Indemnitee is willing to give such an undertaking.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the Corporation and the Indemnitee agree as follows:

1.             In regard to any advance payments made by the Corporation to the Indemnitee pursuant to the terms of the Indemnification Agreement dated as of                , 20     between the Corporation and the Indemnitee (the “Indemnification Agreement”) or pursuant to Article Seventh of the Restated Certificate of Incorporation of the Corporation, the Indemnitee hereby undertakes and agrees to repay to the Corporation any and all amounts so paid promptly and in any event within 30 days after the disposition, including exhaustion of all appeals therefrom of any litigation or threatened litigation on account of which payments were made if it is determined that the Indemnitee is not entitled to indemnification pursuant to the Indemnification Agreement, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware.

2.             This Agreement shall not affect in any manner the rights which the Indemnitee may have against the Corporation, any insurer or any other person to seek  indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the        day of                     , 20    .

ZALE CORPORATION

THE INDEMNITEE

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